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                                                                   EXHIBIT T3E.4


                         CONTINENTAL GLOBAL GROUP, INC.

                      OFFER TO EXCHANGE CASH AND NEW NOTES
                               FOR ALL OUTSTANDING
                            11% SENIOR NOTES DUE 2007
                                       AND
   SOLICITATION OF CONSENTS TO PROPOSED AMENDMENTS TO THE EXISTING INDENTURE


THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 2, 2004, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF 11% SENIOR NOTES DUE 2007 (THE "OLD NOTES") MAY NOT BE WITHDRAWN, AND CONSENTS MAY NOT BE REVOKED, PRIOR TO THE EXPIRATION DATE. PURSUANT TO AN AGREEMENT BY AND AMONG CONTINENTAL GLOBAL GROUP, INC. (THE "COMPANY"), N.E.S. INVESTMENT CO. ("N.E.S.") AND WAYZATA INVESTMENT PARTNERS LLC ("WAYZATA"), WAYZATA HAS AGREED, SUBJECT TO CERTAIN CONDITIONS, TO TENDER IN THE EXCHANGE OFFER ALL OF THE $82,115,000 PRINCIPAL AMOUNT OF old NOTES (OR APPROXIMATELY 68.4% OF ALL OLD NOTES OUTSTANDING) IT HOLDS AND TO DELIVER ITS CONSENTS TO THE PROPOSED AMENDMENTS.


                                                                  August 4, 2004


To Our Clients:

         Enclosed for your consideration is an Offer to Exchange and Consent Solicitation Statement dated August 4, 2004 (the "Statement") and a form of a Letter of Transmittal and Consent and instructions thereto (the "Letter of Transmittal and Consent" and, together with the Statement, the "Exchange Offer") relating to (i) the offer by the Company to exchange (a) cash, (b) 9% Series A Senior Secured Notes due 2008 (the "New Series A Senior Notes"), and (c) 13% Series B Senior Secured Notes due 2008 (the "New Series B Senior Notes") (collectively, the New Series A Senior Notes and the New Series B Senior Notes are referred to herein as the "New Notes") for all of its Old Notes, which are currently outstanding in the aggregate principal amount of $120,000,000, and
(ii) the solicitation (the "Solicitation") of consents (the "Consents") to certain proposed amendments (the "Proposed Amendments") (as described in the Statement) to the Indenture, dated as of April 1, 1997, (the "Existing Indenture"), among the Company, the Subsidiary Guarantors referred to therein and Wells Fargo Bank, National Association (successor by consolidation to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the "Trustee"), pursuant to which the Old Notes were issued.

         The aggregate consideration being offered by the Company is (i) $17,500,000 in cash (the "Cash Payment"), (ii) $65,000,000 in principal amount of New Series A Senior Notes, and (iii) $10,000,000 in principal amount of New Series B Senior Notes (the "Offer Consideration"). Assuming that 100% of the Old Notes are duly tendered and accepted for exchange, the Cash Payment is payable to tendering holders of Old Notes pursuant to the terms set forth in the Statement as follows: (i) $15,500,000 will be paid on the Payment Date (as defined in the Statement), and (ii) $2,000,000 will be paid on the Deferred Payment Date (as defined in the


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Statement). The consideration for each $1,000 principal amount of Old Notes tendered pursuant to the Exchange Offer will be approximately $770.83, consisting of $145.83 in cash, $541.67 in principal amount of New Series A Senior Notes, and $83.33 in principal amount of New Series B Senior Notes. Holders who duly tender Old Notes that are accepted for exchange shall be entitled to receive the Offer Consideration in exchange for such duly tendered Old Notes and shall not be entitled to receive any additional accrued, but unpaid interest on such Old Notes. For a further description of the Offer Consideration, see Section 1 of the Statement under the caption "Terms of the Exchange Offer and Consent Solicitation."

         Holders of Old Notes who desire to tender their Old Notes pursuant to the Exchange Offer and receive the Offer Consideration are required to consent to the Proposed Amendments with respect to such Old Notes. The completion, execution and delivery of the Letter of Transmittal and Consent by a holder in connection with the tender of Old Notes will constitute the Consents to the Proposed Amendments with respect to such Old Notes.

         This material relating to the Exchange Offer and Solicitation is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes and delivery of the related Consents with respect to any Old Notes may only be made by us as the registered holder and pursuant to your instructions.

         Accordingly, we request instructions as to whether you wish us to tender Old Notes and deliver Consents with respect to any or all of the Old Notes held by us for your account. We urge you to read carefully the Statement, the Letter of Transmittal and Consent and the other materials provided herewith before instructing us to tender your Old Notes and to deliver the related Consents with respect to such Old Notes.

         If you wish to tender your Old Notes and deliver your Consent to the Proposed Amendments, your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes and deliver the related Consents on your behalf in accordance with the provisions of the Exchange Offer and the Solicitation. The Exchange Offer will expire at 5:00 p.m., New York City time, on September 2, 2004, unless extended.

         Tenders of Old Notes may not be withdrawn prior to the Expiration Date. Consents may not be revoked prior to the Expiration Date.

         All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Statement.

         Your attention is directed to the following:

         1. The Exchange Offer is for all of the outstanding Old Notes.



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         2. Holders who desire to tender their Old Notes pursuant to the
Exchange Offer and receive the Offer Consideration are required to consent to the Proposed Amendments with respect to such Old Notes, but no holder will receive any additional consideration for their Consents to the Proposed Amendments. The Proposed Amendments will not become operative prior to the consummation of the Exchange Offer and payment of the Offer Consideration. Immediately after the Proposed Amendments become operative, all Old Notes validly tendered will cease to be outstanding.

         3. If you desire to tender any Old Notes pursuant to the Exchange Offer and deliver your Consents to the Proposed Amendments and receive the Offer Consideration, we must receive your instructions in ample time to permit us to effect a tender of Old Notes and submit the related Consents on your behalf by the Expiration Date.

         4. The Company's obligation to pay the Offer Consideration for tendered Old Notes is subject to certain conditions set forth in Section 11 of the Statement under the caption "Conditions to the Exchange Offer," including the conditions that the Company receive the Bank Consent and receive the Consents of holders of 100% of the principal amount of the outstanding Old Notes.

         5. Any transfer taxes incident to the transfer of Old Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Statement and the instructions to the Letter of Transmittal and Consent.

         6. Pursuant to an agreement by and among the Company, N.E.S. and Wayzata, Wayzata has agreed to tender in the Exchange Offer all of the $82,115,000 principal amount of Old Notes (or approximately 68.4% of all Old Notes outstanding) it holds and to deliver its Consents to the Proposed Amendments subject to certain conditions.

         7. This Exchange Offer constitutes neither an offer to sell nor an offer to purchase nor a solicitation thereof in any jurisdiction in which, or to or from any person from whom, it is unlawful to make such offer under applicable securities or blue sky laws.

         If you wish to tender any or all of your Old Notes held by us for your account or benefit and deliver your Consents pursuant to the Exchange Offer and Solicitation, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal and Consent is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or to deliver Consents.




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                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and the Solicitation of the Company with respect to its Old Notes.

         THIS WILL INSTRUCT YOU TO TENDER OLD NOTES AND TO DELIVER THE UNDERSIGNED'S CONSENTS WITH RESPECT TO THE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE OFFER TO EXCHANGE AND CONSENT SOLICITATION STATEMENT DATED AUGUST 4, 2004.


                       OLD NOTES FOR WHICH CONSENTS TO THE
                          PROPOSED AMENDMENTS ARE TO BE
                       GIVEN AND WHICH ARE TO BE TENDERED
                           UNLESS OTHERWISE INDICATED:

                                                              Old Notes with respect to which
     Principal Amount        Old Notes to be tendered.*          Consents are to be given.*
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

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*  Unless otherwise indicated, it will be assumed the undersigned desires to tender all Old
   Notes and deliver related Consents for all Old Notes held by such person. The undersigned understands that holders who desire to tender their Old Notes pursuant to the Exchange Offer and receive the Offer Consideration are required to consent to the Proposed Amendments. Any tender response indicated or assumed to be "yes" will be deemed to include the Consents to the Proposed Amendments notwithstanding any contrary entry in the Consents box.
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                                         PLEASE SIGN HERE

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                                           Signature(s)

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                                      Name(s) (Please Print)

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                                   Address (including Zip Code)

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                                   Area Code and Telephone No.

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                            Tax identification or Social Security No.

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                                    My Account Number with You

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                                               Date
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